Exhibit 10.1
CONSIGNMENT AGREEMENT
This Consignment Agreement (this “Agreement”) is dated as of June 1, 2019, among Global Marine Finance LLC, a Delaware limited liability company (“Global Consignor”), and South Florida Assets & Operations LLC, a Florida limited liability company (“Consignee”).
Global has a perfected security interest in certain assets of Consignor, including, but not limited to inventory, accounts, general intangibles and proceeds of all the foregoing.
Consignor and Consignee desire to enter into a consignment relationship under which Consignor will periodically transfer certain inventory owned by Consignor (collectively, the “Inventory”) to Consignee for the purpose of Consignee’s offering the Inventory for sale to its customers in the ordinary course of its business.
Now therefore, for and in consideration of the above premises, and the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
1.Intent to Consign Inventory. Consignor and Consignee intend that all transfers to Consignee of the Inventory are subject to the terms of this Agreement and constitute a consignment as defined by Article 9 of the Uniform Commercial Code as adopted under the laws of the applicable state (the “UCC”). Consignor and Consignee further intend and agree that the perfected security interest of Global in the consigned Inventory continues in the hands of Consignee and will attach to all proceeds thereof. The transfer of the Inventory to Consignee is neither a “sale” nor a “sale or return” as those terms are defined in Article 2 of the UCC. Consignor at all times retains title and ownership of the Inventory until Consignee sells Inventory to a third party, and then the title and ownership for such Inventory shall pass directly from Consignor to such third party. Consignee agrees that it has no, and expressly disclaims any, interest of any kind in the Inventory.
2.Further Security. Notwithstanding the intent among the parties as set forth above, Consignee agrees to and herein does grant to Global and Consignor a security interest as set forth below, if for any reason the transactions are not deemed to have been consignment transactions, but rather purchases and sales in which Global and Consignor have retained a security interest therein.
2.1    Grant of Security Interest. As further security for the payment of the sums due with respect to the Inventory, whether now or hereafter consigned or transferred by Consignor to Consignee, Consignee hereby grants to Global and to Consignor a security interest in all of Consignee’s inventory, equipment, and fixtures that are consigned by or otherwise acquired from Consignor, whether now owned or hereafter acquired and wherever located, including, without limitation, boats; all returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories and accessions of any of the foregoing; all price protection payments, discounts, rebates, credits, factory holdbacks and incentive payments related to any of the foregoing; supporting obligations to any of the foregoing; and products and proceeds in whatever form of any of the foregoing (including without limitation all goods, money, checks, accounts, deposit accounts, chattel paper, instruments, documents, and general intangibles arising from any of the foregoing).
2.2    Filing of Financing Statements. Consignee further consents to the filing by Global and Consignor of financing statements and the sending of any notices to third party creditors as prescribed by the UCC for the purpose of perfecting the consignment interests and security interests granted hereunder.
2.3    Power of Attorney. Consignor and Consignee grant Global an irrevocable power of attorney coupled with an interest to execute and file financing statements and consignment notification letters; and do anything to preserve and protect the Inventory and Consignor’s and/or Global’s rights and interest therein.
2.4    Subordination Agreements. Consignee acknowledges and agrees that Global and Consignor may seek agreements from Consignee’s third-party creditors to subordinate any interest said creditors may
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have or may appear to have in the Inventory and proceeds thereof. Consignee agrees to cooperate with all reasonable requests of Global and/or Consignor in obtaining such subordination agreements.
3.Inventory Held in Trust. Consignee agrees to hold the Inventory in trust for Global and Consignor as Consignor’s property, for the sole purpose of selling the Inventory on behalf of Consignor. All Inventory shall be kept at locations of which Consignee has notified Consignor in writing. Consignee agrees to inform Consignor and Global within a reasonable time in advance of moving the Inventory to a new location for sale. Consignee further agrees not to operate, use or demonstrate any of the Inventory without the written consent of Consignor, nor will Consignee lend, rent, mortgage, pledge or encumber the Inventory, but will keep it in good condition, properly housed and free from all claims and taxes, or other encumbrances, and will pay all costs, expenses and disbursements incurred by Consignor in protecting its security interest in the Inventory.
4.Right of Sale. Consignee is hereby authorized to sell the Inventory on behalf of Consignor in the ordinary course of business, upon such terms as Consignor and Consignee agree from time to time, subject to Consignor’s and Global’s security interest in proceeds thereof. Consignee shall not transfer possession of the Inventory to any purchaser thereof until such time as Consignee has received payment in accordance with terms agreed upon by Consignor. Consignee agrees to keep the proceeds from sales thereof separate and capable of identification as the property of Consignor; to make entries in its books showing that the Inventory is held for the account of Consignor; to report to Consignor the consummation of any sale immediately after it is made; and to furnish Consignor, on demand, a true and complete report of Consignee’s sales for any period of time stated by Consignor.
5.Insurance. Consignee agrees to keep the Inventory fully insured, at its sole expense, against such risks as Consignor may request, the insurance policies to be satisfactory to Consignor, payable jointly to Global and Consignor as their interests may appear and to be delivered to Consignor, promptly on demand. Consignee shall be liable to Consignor for all loss, destruction or damage to the Inventory by theft, fire or otherwise, whether or not covered by insurance.
6.Right to Remove Inventory. Consignor and Global, or their respective representatives, shall at all times have the right to enter Consignee’s premises during normal business hours to inspect, remove or take possession of the Inventory without interference of the Consignee and, in the case of Global, in the exercise of Global’s rights as a secured party of Consignor.
7.Rights of Centennial Bank as Secured Party. As a secured party of Consignor, Global shall have the rights of a secured party in the event of the foreclosure of Global’s security interest in Consignor’s assets, including, but not limited to, Consignor’s rights under this Agreement.
8.Affirmative Warranties and Representations of Consignee. Consignee warrants and represents to Global and Consignor that: (a) Consignee will execute all documents Global or Consignor request to perfect and maintain Global’s and Consignor’s security interest in the Collateral; (b) Consignee will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state, county, or parish, in which the nature of its business or property so requires; (c) Consignee has the right and is duly authorized to enter into this Agreement; (d) Consignee’s execution of this Agreement does not constitute a breach of any agreement to which Consignee is now or hereafter becomes bound; (e) Consignee has duly filed and will duly file all tax returns required by law; (f) Consignee has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (g) Consignee will give Global and Consignor thirty (30) days prior written notice of any change in Consignee’s identity, name, form of business organization, ownership, management, principal place of business, and before moving any books and records to any other location; and (h) Consignee will comply with all applicable laws and will conduct its business in a manner which preserves and protects the Inventory and the earnings and income thereof.
9.Default. Consignee will be in default under this Agreement if: (a) Consignee breaches any terms, warranties or representations contained herein or in any other agreement between Global and Consignee; (b) any guarantor of Consignee’s debts to Global breaches any terms, warranties or representations contained in any guaranty or other agreement between the guarantor and Global; (c) any representation, statement, report or certificate made or delivered by Consignee or any guarantor to Global is not accurate when made; (d) Consignee fails to pay any
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portion of Consignee’s debts to Global when due and payable hereunder or under any other agreement between Global and Consignee; (e) Consignee abandons any of the inventory; (f) Consignee or any guarantor is or becomes in default in the payment of any debt owed to any third party; (g) a money judgment issues against Consignee or any guarantor; (h) an attachment, sale or seizure issues or is executed against any assets of Consignee or of any guarantor; (i) the undersigned dies while Consignee’s business is operated as a sole proprietorship, any general partner dies while Consignee’s business is operated as a general or limited partnership, or any member dies while Consignee’s business is operated as a limited liability company, as applicable; (j) any guarantor dies; (k) Consignee or any guarantor shall cease existence as a corporation, partnership, limited liability company or trust, as applicable; (l) Consignee or any guarantor ceases or suspends business; (m) Consignee, any guarantor or any member while Consignee’s business is operated as a limited liability company, as applicable, makes a general assignment for the benefit of creditors; (n) Consignee, any guarantor or any member while Consignee’s business is operated as a limited liability company, as applicable, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (o) any receiver is appointed for any assets of Consignee, any guarantor or any member while Consignee’s business is operated as a limited liability company, as applicable; (p) any guaranty of Consignee’s debts to Global is terminated; (q) Consignee loses any franchise, permission, license or right to sell or deal in the Inventory; (r) Consignee or any guarantor misrepresents Consignee’s or such guarantor’s financial condition or organizational structure; or (s) Global determines in good faith that it is insecure with respect to any of the Inventory or the payment of any part of Consignee’s obligation to Global. Upon occurrence of a default, and if such default shall be declared at the option of Consignor and/or Global, Consignor and/or Global shall have the right: (i) to foreclose the security interest by any available judicial procedure and (ii) to take possession of the Inventory.
10.No Waiver. Consignee agrees that any extension, release, waiver or other indulgence of any character whatsoever may be granted by Consignor with respect to the sums and indebtedness secured by this Agreement, or with respect to any sums and indebtedness evidenced by notes, trade acceptances or other evidences of indebtedness of the Consignee to Consignor. Any such extension, release, waiver or other indulgence, or any failure by Consignor to exercise any rights or privileges hereunder, shall in no way affect or impair the rights of Consignor or Consignor’s security interest as herein provided, or the Consignee’s liability hereunder.
11.Termination. Consignor may at any time terminate this Agreement and shall have the right to take possession of the Inventory, or such part thereof as remains in the Consignee’s possession, and any and all proceeds of such Inventory as have been sold, wherever and in whatever form they may be; and for purposes of repossession, Consignor, or its representatives, may enter any premises without legal process and Consignee hereby waives and releases Consignor of and from any and all claims in connection therewith or arising therefrom. Consignee agrees, upon demand of Consignor, to assemble the Inventory and make it available to Consignor at a place reasonably convenient to both parties.
12.Binding Effect. This Agreement will protect and bind Global’s, Consignor’s and Consignee’s respective heirs, representatives, successors and assigns.
13.Severability. If any provision of this Agreement or its application are invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.
14.Supplement. If Global, Consignor and/or Consignee have heretofore executed other agreements in connection with all or any part of the Inventory, this Agreement shall supplement each and every other agreement previously executed by and among any or all of the parties hereto, and in that event this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement.
15.Attorney’s Fees. Consignee agrees that, in the event Global or Consignor shall take any legal action to recover possession of the Inventory or any proceeds from the sales thereof or to recover any sums due Consignor hereunder or under any promissory notes, trade acceptances or invoices, Consignee shall bear all Global’s or Consignor’s attorney’s fees and costs in connection therewith.
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16.Assignment by Global and/or Consignor. Global may, within its sole discretion and without any notice to or consent from Consignor or Consignee, assign to any third party all or any part of Global’s rights, title and interest in, to and under this Agreement and/or the Inventory, and all of such rights, title and interest assigned shall pass to and may be exercised by any such assignee thereof. Neither Consignor nor Consignee may assign it interests in this Agreement without the prior written consent of Global.
17.No Interest in Inventory. Nothing contained in this Agreement shall, in any sense, be considered as constituting a sale of the Inventory to the Consignee, or as giving the Consignee an ownership interest in the Inventory.
18.No Agreement to Lend. The parties hereto acknowledge and agree that the purpose for entry into this Agreement is the facilitation of the business transactions contemplated between Consignor and Consignee and the protection of the security interest of Global in the Inventory and proceeds. This Agreement is not an agreement by Global to lend to Consignor, nor does it alter or amend the respective rights and obligations contained in any Loan and Security Agreement or other agreement between Global and Consignor.
19.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to applicable conflict of laws principles. Each of the parties hereto consents to the non-exclusive jurisdiction of Delaware courts in connection with the resolution of any disputes concerning the matters contemplated herein.

Global, Consignor, and Consignee have caused this Agreement to be executed as of the date and year first above written.

GLOBAL MARINE FINANCE

By:	/s/ BRYAN BRALEY
Print Name:	BRYAN BRALEY
Title:	MEMBER

(Consignor)

By:
Print Name:
Title:

ONEWATER MARINE HOLDINGS
(Consignee)

By:	/s/ P AUSTIN SINGLETON
Name:	P AUSTIN SINGLETON
Title:	CEO
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